UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report: January 18, 2010

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

Item 8.01.  Other Events.

On March 16, 2009, the Board of Directors of Quixote Corporation adopted a Stockholder Rights Plan (“NOL Rights Plan”) designed to protect net operating loss carry-forwards and certain other tax attributes of Quixote (collectively, the “NOL Assets”) against the threat that changes in share ownership could limit their ability to use the NOL Assets in the future.

A person that acquires 4.9% of Quixote’s outstanding Quixote common stock becomes an “Acquiring Person” for purposes of the NOL Rights Plan, thereby triggering certain effects of the NOL Rights Plan, subject to the Board’s discretion to treat any transaction in its shares as an “Exempt Transaction” under the NOL Rights Plan.  Pursuant to a Schedule 13G filing on January 11, 2010, Quixote became aware that Paul J. Glazer had acquired beneficial ownership of 9.3% of Quixote’s outstanding common stock.

Pursuant to the NOL Rights Plan, the Board of Directors of the Company on January 18, 2010 made a determination that the acquisition of Shares by Mr. Glazer should be treated as an Exempt Transaction under the NOL Rights Plan and, consequently, Mr. Glazer is not an Acquiring Person for purposes of the NOL Rights Plan as a result of his beneficial ownership of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	January 18, 2010	/s/ Daniel P. Gorey
DANIEL P. GOREY
Executive Vice President, Chief Financial Officer and Treasurer
(Chief Financial & Accounting Officer)